Exhibit 10.7

[Translation for information purposes only]

AMENDMENT TO THE COMPREHENSIVE MANAGEMENT AGREEMENT, DATED AS

OF NOVEMBER 17, 2003, BY AND BETWEEN THE MINISTRY OF NATIONAL DEFENSE

AND PUERTA DEL SUR S.A.

Exhibit 10.7

[Translation for information purposes only] AMENDMENT TO THE COMPREHENSIVE MANAGEMENT AGREEMENT, DATED AS OF NOVEMBER 17, 2003

 November 17th, 2003 Ministerio de Defensa Nacional Ministry of National Defense of Uruguay AMENDMENT TO THE COMPREHENSIVE MANAGEMENT AGREEMENT: In the city of Montevideo, this 17th day of November of year 2003, there appear: as party of the first part, the Ministry of National Defense (hereinafter referred to as “MDN”) acting in the name and on behalf of the Executive Power, domiciled at Avenida 8 de Octubre 2628, Montevideo, duly represented hereto by the Minister of National Defense, Professor Yamandú Fau and, as party of the second part, the Company “Puerta del Sur S.A.” (hereinafter referred to as the Contractor), registered at the Register of Taxpayers under # 214737710015, domiciled at Calle Rincón 528, Piso 7, Montevideo, duly represented hereto by Messrs. Fernando Victor Pelaez, bearer of Argentine ID card # 13.380.763, and Dr. Jorge Aram Chouldjian Aharonian, bearer of ID card # 1.415.577-0, who have agreed as follows: FIRST: On February 6, 2003, the MDN and the Contractor have entered into a COMPREHENSIVE MANAGEMENT AGREEMENT, pursuant to the provisions of Section 21 of Law N° 17.555 dated September 18, 2002, and Decree 376/002 dated September 28, 2002, which was afterwards amended by Agreements entered into the parties on June 9, 2003 and August 11, 2003, whose Purpose is to carry out the management, exploitation and operation, construction and maintenance of Carrasco International Airport “Gral. Cesáreo L. Berisso”, related to airport and non-airport activities, including commercial activities – such as the tax free shops system – and the rendering of services to complement said airport activity.

 SECOND: According to the provisions al clause Fourteenth of the above mentioned Agreement, it forms an indivisible part of Dècree N° 376/02 dated September 28, 2002, including all Annexes, all national and international aeronautical regulations concerning this matter, customs and tax laws, as well as any other regulation that may be related to the purpose of these presents and to the Executive Power Decrees N° 153/003 dated April 24, 2003, 192/003 dated May 20, 2003 and 317/2003 dated August 4, 2003. THIRD: By these presents and as regards to sub-section 4.2.4 “Presentation of the Project and Work Schedule” of Annex A “Technical Guidelines” of the “Comprehensive Management Regulations”, duly approved by the above mentioned Decree 376/002, the parties hereby agree to set forth the following: The construction of the extension of Runway 06-24, surface recoating and shoulders (including visual aids) must be built in a period of 15 months as from the first day of the third month after the Taking Possession Date, remaining in full force and effect the rest of said sub-section 4.2.4. In that sense, the parties expressly agree that the above mentioned extension of Runway 06-24, surface recoating and shoulders (including visual aids), must be built within a period no longer than those 15 months, and it is furthermore agreed that said works must begin on the first day of the third month after the Taking Possession Date. FOURTH: By these presents, the parties hereby agree to amend sub-section 4.13 “Updating of Monetary Values” of the “Comprehensive Management Regulations”, duly approved by Decree 376/002, exclusively as regards to the parametric method to calculate the Global Index (IG) of prices, in the sense of establishing that the reading of the first element of said parametric method shall be as follows: the coefficient corresponding to local costs (a) multiplied by the quotient resulting from dividing the variation of the Consumer Price Index (IPC) to be applied on year t+i as from Taking Possession Date by the variation of the US dollar interbank exchange rate for the sale of Uruguayan Pesos on the last working day to be applied on year t+i as from Taking Possession Date. Consequently, the Global Index (IG) of prices update shall be calculated as follows : IG l+i = a. (IPC t+i / IPC t) / (US$ t+i / US$ t) + b. (CPI t+i / CPI t) IN WITNESS WHEREOF, the parties do hereby sign these presents on three (3) copies of the same tenor, in the above-mentioned place and date. The parties request Mrs. Carla Blanc, Notary and Chief of the Notary Advisory Office of the Ministry of National Defense, to attest to their signatures. (N: Three illegible signatures) There follows official notary stamped paper series “Ca” N° 566322 – (N: Illegible signature)